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                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                          BETWEEN SOCIETY CORPORATION

                            AND ROBERT W. GILLESPIE


  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made at Cleveland, Ohio, as of December 20, 1993, between SOCIETY CORPORATION, an Ohio corporation ("Society"), and ROBERT W. GILLESPIE, 1800 Berkshire Road, Gates Mills, Ohio 44040 ("Gillespie").

                              W I T N E S S E T H:

  WHEREAS, pursuant to an Agreement and Plan of Merger and a related Supplemental Agreement to Agreement and Plan of Merger, both dated as of October 1, 1993 (collectively, the "Merger Agreement"), by and between Society and KeyCorp, a New York corporation and a bank holding company ("KeyCorp"), Society and KeyCorp have agreed to a merger of KeyCorp into Society in which Society will be the surviving corporation and will be renamed Key Bancs Inc.;

  WHEREAS, Society and Gillespie are parties to an employment agreement, made December 5, 1990, pursuant to which Society agreed to continue to employ Gillespie as its Chairman and Chief Executive Officer for a period to end on the date of the 1996 Annual Meeting of Shareholders of Society, unless such period should be extended by mutual agreement;

  WHEREAS, in connection with the merger of KeyCorp with and into Society (the "Merger"), Society and Gillespie entered into an employment agreement as of October 1, 1993 (to become effective at the Effective Time, as defined in the Merger Agreement), pursuant to which Society will employ Gillespie and Gillespie will serve Society, initially as its President and Chief Operating Officer and thereafter as its President and Chief Executive Officer; and

  WHEREAS, Society and Gillespie now desire to amend and restate in its entirety the employment agreement entered into between them as of October 1, 1993;

  NOW, THEREFORE, Society (which, pursuant to the Merger Agreement will change its name to Key Bancs Inc. and is hereinafter sometimes referred to as "Key Bancs") and Gillespie, in consideration of the promises and mutual covenants herein contained, amend and restate the employment agreement entered into between them as of October 1, 1993 and agree as follows:





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                          1. DEFINITIONS.

                          1.1 ACCOUNTING FIRM. The term "Accounting Firm" means the independent auditors of Key Bancs for the fiscal year preceding the year in which the earlier of (i) the Termination Date, or (ii) the year, if any, in which occurred the first Change of Control occurring after the Effective Time, and such firm's successor or successors; provided, however, if such firm is unable or unwilling to serve and perform in the capacity contemplated by this Agreement, Key Bancs shall select another national accounting firm of recognized standing to serve and perform in that capacity under this Agreement, except that such other accounting firm shall not be the then independent auditors for Key Bancs or any of its affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended).

                          1.2 AGGREGATE INCENTIVE COMPENSATION AWARD. The term "Aggregate Incentive Compensation Award" with respect to Gillespie for any year shall mean the aggregate annual incentive compensation awards (whether paid in cash, deferred, or a combination of both) payable to Gillespie under both the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan for that year. For these purposes, an incentive compensation award payable to Gillespie under the Combined Long Term Incentive Compensation Plan with respect to any multi-year period will be deemed to be "for" the last year of that multi-year period. Thus, for example, any incentive compensation award payable to Gillespie under the Combined Long Term Incentive Compensation Plan with respect to the three year period comprised of 1990, 1991, and 1992 will be deemed to be "for" 1992 (without regard to the time of payment), the entire award under that plan for that period will be part of the Aggregate Incentive Compensation Award for 1992, and no part of the award under that plan for that period will be part of the Aggregate Incentive Compensation Award for any year other than 1992.

                          1.3 AVERAGE ANNUAL INCENTIVE COMPENSATION. The term "Average Annual Incentive Compensation" shall mean the greater of:

                          (a) The average of the three highest Aggregate Incentive Compensation Awards payable to Gillespie for any of the years during the five-year period ended on the December 31 immediately preceding the Termination Date; or

                          (b) The average of the three highest Aggregate Incentive Compensation Awards payable to Gillespie for any of the years during the five-year period ended on the December 31 immediately preceding the first Change of Control, if any, occurring after the Effective Time.





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                          1.4  CAUSE (BEFORE A CHANGE OF CONTROL).  Key Bancs
         will have "Cause" to terminate Gillespie before a Change of Control if:

                          (a)  Gillespie commits a felony;

                          (b) Gillespie commits an act or series of acts of dishonesty in the course of his employment which are materially inimical to the best interests of Key Bancs or a Subsidiary as determined by the vote of three quarters of the entire authorized number of members of the Board of Directors of Key Bancs and, if the act or acts are capable of being cured, Gillespie fails to cure or take all reasonable steps to cure within 30 days of notice from the Board of Directors to Gillespie;

                          (c) Gillespie continues to violate his obligation under Section 14.1 not to engage in Competitive Activities after the Board of Directors has advised him in writing to cease those activities; or

                          (d) Other than for disability, Gillespie totally abandons and completely fails to attempt to perform his duties and responsibilities as specified from time to time by the Board of Directors of Key Bancs for 90 consecutive days after written notice from the Board of Directors.

                          1.5 CAUSE (AFTER A CHANGE OF CONTROL). Key Bancs will have "Cause" to terminate Gillespie after a Change of Control has occurred only if:

                          (a)  Gillespie is convicted of a felony;

                          (b) Gillespie commits an act or series of acts of dishonesty in the course of his employment which are materially inimical to the best interests of Key Bancs or a Subsidiary and which constitutes the commission of a felony, all as determined in good faith by the vote of three quarters of the entire authorized number of members of the Board of Directors of Key Bancs, which determination is confirmed by a panel of three arbitrators appointed and acting in accordance with the rules of the American Arbitration Association for the purpose of reviewing that determination; or

                          (c) Gillespie continues to violate his obligation under Section 14.1 not to engage in Competitive Activities after the Board of Directors has advised him in writing to cease those activities and that violation is material.





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                          1.6  CHANGE OF CONTROL.  A "Change of Control" shall
         be deemed to have occurred if at any time or from time to time after the Effective Time:

                          (a)  There is a report filed on Schedule 13D or
                 Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the Securities Exchange Act of 1934, as amended, disclosing the acquisition of 25% or more of the voting stock of Key Bancs in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended);

                          (b) During (i) any period commencing with the Effective Time and ending not later than the second anniversary of the Effective Time, or (ii) any period of 24 consecutive calendar months commencing on any date after the Effective Time, individuals who at the beginning of such period constitute the directors of Key Bancs cease for any reason to constitute at least a majority thereof unless the election of each new director of Key Bancs was approved or recommended by the vote of at least two-thirds of the entire authorized number of members of the Board of Directors immediately before the time each new director of Key Bancs was elected to the Board;

                          (c) Key Bancs merges with or into or consolidates with another corporation and, after giving effect to such merger or consolidation, less than sixty percent (60%) of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of Key Bancs outstanding immediately prior to such merger or consolidation;

                          (d) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Key Bancs; or

                          (e) The shareholders of Key Bancs shall approve any plan or proposal for the liquidation or dissolution of Key Bancs.

                          1.7 COMBINED LONG TERM DISABILITY PLAN. The term "Combined Long Term Disability Plan" means and includes the Society Corporation Long Term Disability Plan (January 1, 1993 Restatement) and the Society Corporation supplemental disability coverage program, in both cases as from time to time amended, restated, or otherwise modified, including any long term disability plan that, after the Effective Time, succeeds, replaces, or is substituted for either such plan and includes long term disability benefits or rights





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         provided pursuant to or under insurance contracts maintained by Key
         Bancs applicable to senior executives of Key Bancs.

                          1.8 COMBINED LONG TERM INCENTIVE COMPENSATION PLAN. The term "Combined Long Term Incentive Compensation Plan" means and includes the Society Corporation Long Term Incentive Compensation Plan (January 1, 1993 Restatement) as from time to time amended, restated, or otherwise modified, including any incentive compensation plan that, after the Effective Time, succeeds, replaces, or is substituted for such plan and is applicable to senior executives of Key Bancs.

                          1.9 COMBINED MANAGEMENT INCENTIVE COMPENSATION PLAN. The term "Combined Management Incentive Compensation Plan" means and includes the Society Corporation Management Incentive Compensation Plan (January 1, 1993 Restatement) as from time to time amended, restated, or otherwise modified, including any incentive compensation plan that, after the Effective Time, succeeds, replaces, or is substituted for such plan and is applicable to senior executives of Key Bancs.

                          1.10 COMBINED RETIREMENT PLANS. The term "Combined Retirement Plans" means and includes the Retirement Plan for Employees of Society Corporation and Subsidiaries (January 1, 1993 Restatement), the Society Corporation Excess Benefit Retirement Plan (April 26, 1990 Amendment and Restatement), and the Amended and Restated Society Corporation Supplemental Retirement Plan (January 1, 1993 Restatement), in all cases, as from time to time amended, restated, or otherwise modified, including any plan that, after the Effective Time, succeeds, replaces, or is substituted for any such plan, and all retirement plans of any nature (including, without limitation, retirement benefits or rights provided under employment contracts or agreements with Gillespie or provided in resolutions adopted by the Board of Directors of Key Bancs or any of its Subsidiaries) maintained by Key Bancs or any of its Subsidiaries in which Gillespie was participating prior to the Termination Date. Reference to a "Combined Retirement Plan," in the singular, shall mean any of the Combined Retirement Plans.

                          1.11 COMBINED SAVINGS PLANS. The term "Combined Savings Plans" means and includes the Society Corporation Employee Stock Purchase and Savings Plan (December 30, 1990) and the Amended and Restated Society Corporation Supplemental Stock Purchase and Savings Plan, in both cases, as from time to time amended, restated, or otherwise modified, including any plan that, after the Effective Time, succeeds, replaces, or is substituted for either such plan, and all salary reduction, savings, profit-sharing, or stock bonus plans (including, without limitation, all plans involving employer matching contributions, whether or not constituting a qualified cash or deferred arrangement under





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         Section 401(k) of the Internal Revenue Code), maintained by Key Bancs or any of its Subsidiaries in which Gillespie was participating prior to the Termination Date. Reference to a "Combined Savings Plan," in the singular, shall mean any of the Combined Savings Plans.

                          1.12 COMPETITIVE ACTIVITY (BEFORE TERMINATION DATE). Gillespie shall be deemed to have engaged in "Competitive Activity" before the Termination Date if, before the Termination Date, he engages, without the consent of Key Bancs, in any business or business activity in which Key Bancs or any of its Subsidiaries engages, including, without limitation, engaging in any business activity in the banking or financial services industry (other than as a director, officer, or employee of Key Bancs or any of its Subsidiaries).

                          1.13 COMPETITIVE ACTIVITY (AFTER TERMINATION DATE). Gillespie shall be deemed to have engaged in "Competitive Activity" after the Termination Date if, after the Termination Date and without the consent of Key Bancs, he serves as a director, officer, or employee of any Financial Services Company located in a Restricted State or renders services of a consultative or advisory nature or otherwise to any Financial Services Company located in a Restricted State.

                          1.14 DAY. A "day" as used in this Agreement means a calendar day unless business day is specifically referred to.

                          1.15 DEMOTION OR REMOVAL. Gillespie shall be deemed to have been subjected to "Demotion or Removal" if, other than by Voluntary Resignation,

                          (a) during the Post-Merger Period, (i) Gillespie
                 ceases to be a director of Key Bancs, (ii) Gillespie ceases to be President of Key Bancs, (iii) Gillespie ceases to be Chief Operating Officer of Key Bancs, or (iv) any individual other than Gillespie holds the title of Deputy Chairman of the Board of Key Bancs or Deputy Chairman of the Executive Committee of the Board of Key Bancs; or

                          (b) during the period of Gillespie's employment under
                 this Agreement and after the Post-Merger Period, (i) Gillespie ceases to be a director of Key Bancs, (ii) Gillespie ceases to be the President and Chief Executive Officer of Key Bancs, or
                 (iii) any individual other than Gillespie holds the title of Deputy Chairman of the Board of Key Bancs, Deputy Chairman of the Executive Committee of the Board of Key Bancs, President of Key Bancs, or Chief Executive Officer of Key Bancs.





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         For purposes of this Section 1.15, another individual will be deemed hold the title of Deputy Chairman of the Board of Key Bancs or Deputy Chairman of the Executive Committee of the Board of Key Bancs if the Board of Directors of Key Bancs confers the title of Deputy Chairman, Vice Chairman, or any similar title on any other individual and Gillespie will be deemed to have "ceased" to hold the positions specified in clause (b) above if he remains employed immediately after the end of the Post-Merger Period and he is prevented from attaining those positions.

                          1.16 EFFECTIVE TIME. The term "Effective Time" means the time defined as such in the Merger Agreement.

                          1.17 FINANCIAL SERVICES COMPANY. "Financial Services Company" means a bank, bank holding company, savings and loan association, building and loan association, savings and loan holding company, insurance company, investment banking, or securities company, or other financial services company, other than Key Bancs or any of its Subsidiaries.

                          1.18 FULL-TIME EMPLOYMENT WITH AN UNAFFILIATED EMPLOYER. "Full-time Employment with an Unaffiliated Employer" means full-time (more than 30 hours per week) employment at either a base salary, hourly rate, partnership interest, or other form of participation, which will result in annual compensation to Gillespie of at least 75% of the annual base salary of Gillespie with Key Bancs and its Subsidiaries at the highest rate in effect at any time under this Agreement, but does not include employment by (a) a corporation or other firm organized or formed by Gillespie as a new business (including, without limitation, a consulting business) after the Termination Date, or (b) a corporation or other firm the majority of the equity interests of which were acquired by Gillespie and/or his immediate family members after the Termination Date.

                          1.19 GOOD REASON (THROUGHOUT THE TERM). Gillespie shall have "Good Reason" to terminate his employment under this Agreement if, at any time during the term of his employment hereunder, one or more of the events listed in (a) through (e) of this Section
         1.19 occurs and, based on that event, Gillespie gives notice of his intention to terminate his employment effective on a date that is within one year of the occurrence of that event:

                          (a)  Gillespie is subjected to Demotion or Removal;

                          (b) Gillespie's base salary is reduced from the level of his base salary as in effect from time to time (other than in conjunction with an across the board and equal percentage reduction in the base salaries of all Key Bancs senior executives);





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                          (c)  Gillespie is excluded from full participation in
                 any benefit plan or arrangement maintained for senior executives of Key Bancs generally;

                          (d) Gillespie determines in good faith that his responsibilities, duties, or authority with Key Bancs are at any time materially less than or reduced from those contemplated by the Job Description and the shortfall or reduction has not been cured within 90 days after Gillespie gives notice to the Board of Directors of Key Bancs of his election to terminate his employment for Good Reason based upon that shortfall or reduction; or

                          (e) Gillespie's principal place of employment for Key Bancs is relocated outside of the Cleveland metropolitan area or Gillespie is otherwise required by Key Bancs to relocate outside the Cleveland metropolitan area.

                          1.20 GOOD REASON (AFTER A CHANGE OF CONTROL). After a Change of Control, in addition to those events that constitute Good Reason at any time during the term of his employment under this Agreement and are listed in Section 1.19, Gillespie shall have "Good Reason" to terminate his employment under this Agreement if, during the two year period commencing on the date of that Change of Control, any of the events listed in (a) through (c) of this Section 1.20 occurs and, based on that event, Gillespie gives notice of his intention to terminate his employment effective on a date that is both
         (i) within one year of the occurrence of that event and (ii) not later than the second anniversary of that Change of Control:

                          (a) The aggregate dollar amount of the incentive compensation awards to Gillespie under both the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan for any year ending after the date on which the Change of Control occurs is less than the Average Annual Incentive Compensation;

                          (b) Gillespie determines in good faith that his responsibilities, duties or authority with Key Bancs are materially reduced from those in effect before the Change of Control and the reduction has not been cured within 30 days after Gillespie gives notice to the Board of Directors of Key Bancs of his election to terminate his employment for Good Reason based upon that reduction; or

                          (c) Gillespie determines in good faith that as a result of the Change of Control he is unable to carry out the authorities, powers, functions, responsibilities, or duties as President and Chief Operating





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                 Officer (during the Post-Merger Period) or as President and
                 Chief Executive Officer (thereafter) as those authorities, powers, functions, responsibilities, or duties attached to those positions were in effect before the Change of Control.

                          1.21 IMPERMISSIBLE. The term "Impermissible" when used in the context of Gillespie's continued coverage by and participation in any of the Combined Retirement Plans or Combined Savings Plans shall mean that such a continuation would violate the provisions of any such Plan, would cause any such Plan to fail to be qualified under Section 401(a) of the Internal Revenue Code, or would be unlawful.

                          1.22 JOB DESCRIPTION. The term "Job Description" shall mean the description of Gillespie's duties, responsibilities, and authorities as President and Chief Operating Officer (during the Post-Merger Period) and as President and Chief Executive Officer (thereafter) set forth in Exhibit A to this Agreement.

                          1.23 POST-MERGER PERIOD. The term "Post-Merger Period" shall mean the period beginning with and including the Effective Time and ending with and including the first to occur of (a) December 31, 1995 or (b) the date upon which Victor J. Riley, Jr., ceases to be Chief Executive Officer of Key Bancs for any reason whatsoever.

                          1.24 RESTRICTED STATE. A "Restricted State" means Ohio, New York, and any other state (including the District of Columbia) in which Key Bancs and its Subsidiaries (taken as a whole) have at the time business operations or activities which account for or constitute more than 5% of the total assets or total deposits of Key Bancs and its Subsidiaries on a consolidated basis or more than 5% of the total income of Key Bancs and its Subsidiaries on a consolidated basis for the then preceding three months. A Financial Services Company shall be deemed to be located in a Restricted State if its headquarters are then located in the Restricted State or if it and its affiliates (taken as a whole) have at the time business operations or activities in the Restricted State with total assets or total deposits exceeding 5% of the total assets or total deposits of Key Bancs and its Subsidiaries on a consolidated basis or which generate gross income during the then preceding three months of more than 5% of the total income of Key Bancs and its Subsidiaries on a consolidated basis for that three month period. The determination of whether a state is a Restricted State shall be made at the time Gillespie first serves as a director, officer, or employee of the Financial Services Company in question or first renders services of a consultative or advisory nature or otherwise to such Financial Services Company.





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                          1.25 SCHEDULED TERM.  The term "Scheduled Term" shall
         mean the period commencing at the Effective Time and ending on December 31, 1998.

                          1.26 SUBSIDIARY. A "Subsidiary," as of any time, means any corporation, bank, partnership, or other entity a majority of the voting control of which is directly or indirectly owned or controlled at that time by Key Bancs.

                          1.27 SUPPLEMENTAL TERM. The term "Supplemental Term" shall mean the two-year period commencing on January 1, 1999 and ending on December 31, 2000.

                          1.28 TERMINATION DATE. The term "Termination Date" means the date on which Gillespie's employment with Key Bancs and its Subsidiaries terminates.

                          1.29 VOLUNTARY RESIGNATION.  A "Voluntary
         Resignation" shall have occurred if Gillespie terminates his employment with Key Bancs and all its Subsidiaries by voluntarily resigning at his own instance without having been requested to so resign by Key Bancs, except that any resignation by Gillespie will not be deemed to be a Voluntary Resignation if, at the time of that resignation, Gillespie had Good Reason to resign.

                          2. TERM OF EMPLOYMENT.  Key Bancs engages and employs
Gillespie to render such services in the administration and operation of its affairs as, from time to time, may be specified by its Board of Directors in a manner consistent at all times and from time to time with the Job Description, all in accordance with the terms and conditions of this Agreement, for a period commencing at the Effective Time and ending on December 31, 1998, unless such period is extended by the mutual agreement of Key Bancs and Gillespie or is sooner terminated pursuant to this Agreement.

                          3. FULL-TIME SERVICES.  Gillespie will devote all his
time and efforts to the service of Key Bancs, except (a) for usual vacation periods and reasonable periods of illness, (b) for services as an officer and director of any Subsidiary of Key Bancs, and (c) for service as a director or trustee of other corporations or organizations which are not in competition with Key Bancs or any Subsidiary.

                          4. DIRECTOR AND EXECUTIVE OFFICER.  Throughout the
period of his employment under this Agreement, Gillespie will be elected and serve as a director of Key Bancs. In addition:

                          (a) During the Post-Merger Period, Gillespie shall hold the titles of President and Chief Operating Officer of Key Bancs and, in those capacities, shall have the duties, responsibilities, and authority that are allocated to the President of Key Bancs in the Job Description.





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                          (b)  At all times during the term of his employment
         under this Agreement following the end of the Post-Merger Period, Gillespie shall hold the titles of President and Chief Executive Officer of Key Bancs and, in those capacities, shall have the duties, responsibilities, and authority that are allocated to the President and for the Chief Executive Officer of Key Bancs in the Job Description.

                          5. COMPENSATION.  For all services to be rendered by
Gillespie to Key Bancs under this Agreement, including services as an officer, director, or member of any committee of Key Bancs or of any Subsidiary, or any other services specified by the Board of Directors of Key Bancs, Key Bancs shall pay to Gillespie, in equal monthly or more frequent installments, base salary at a annual rate not lower than $700,000 per annum. In addition to such base salary, Gillespie shall participate in any incentive compensation, retirement, savings, stock option, disability, and other employee benefit and welfare plan or arrangement allowed or provided by Key Bancs in which he would otherwise be eligible for participation as an executive officer and employee of Key Bancs, and, to the extent not provided, Key Bancs shall pay or provide for the payment of benefits commensurate with Gillespie's annual compensation.

                          6. EFFECT OF FAILURE TO RENEW.  If, at the expiration
of the Scheduled Term, Gillespie's employment under this Agreement has not otherwise been terminated and Gillespie's employment with Key Bancs is not extended upon terms acceptable to Gillespie (either under this Agreement or under a new agreement), then each of Key Bancs and Gillespie shall have the option (exercisable at any time within 30 days after the expiration of the Scheduled Term) of terminating his employment with Key Bancs as of the last day of the Scheduled Term and, upon exercise of that option, Key Bancs shall pay and provide the following amounts and benefits to Gillespie:

                          6.1 Key Bancs shall pay to Gillespie semimonthly compensation continuation payments (one such payment to be made on each of the fifteenth and the last day of each calendar month) throughout the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the day after the Termination Date and ending on the first day after the Termination Date that is either the fifteenth or last day of the calendar month in which the Termination Date occurs. The last such semimonthly payment shall be made for the period commencing with the last date immediately preceding the end of the Supplemental Term that is either the first or sixteenth day of the calendar month in which the Supplemental Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (a) one half of one month's base salary of Gillespie (at the highest rate in effect at any time during the two year period ending on the





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         Termination Date), plus (b) one-twenty-fourth (1/24) of Gillespie's
         Average Annual Incentive Compensation. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Gillespie dies after becoming entitled to payments under this Section 6.1 but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Gillespie shall so direct to Key Bancs in writing, to his wife or to a trust created by Gillespie. Gillespie's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction. The amounts payable to Gillespie, his wife, or any trust created by Gillespie for any month under this Section 6.1 shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Gillespie, his wife, and any trust created by Gillespie) for that month from all Combined Retirement Plans on account of Gillespie.

                          6.2 Key Bancs shall arrange to provide Gillespie, throughout the period beginning on the first day of the Supplemental Term and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Gillespie accepts Full-time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental), long term disability benefits, and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Gillespie was receiving or entitled to receive as an officer of Key Bancs on the Termination Date.

                          6.3 For the period beginning on the first day of the Supplemental Term and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the date of Gillespie's death (the "Section
         6.3 Benefit Period"), Key Bancs shall cause Gillespie to continue to be covered by and to participate in all Combined Retirement Plans and Combined Savings Plans that he was entitled to be covered by and participating in as an officer of Key Bancs on the Termination Date, except where such coverage or participation is Impermissible. For these purposes: (i) the entire Section 6.3 Benefit Period shall be included in determining Gillespie's years of service, and (ii) Gillespie's base salary during the Section 6.3 Benefit Period shall be deemed to be the amount he receives under clause (a) of Section 6.1 and that portion of the amount payable under clause (b) of Section 6.1 that is attributable to incentive compensation





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
         taken into account for purposes of determining retirement benefits under any of the Combined Retirement Plans and Combined Savings Plans shall be taken into account as if it were such incentive compensation. If, at any time during the Section 6.3 Benefit Period, Key Bancs determines in good faith that continuing Gillespie's coverage by and participation in any of the Combined Retirement Plans or any of the Combined Savings Plans during the Supplemental Term is Impermissible, Key Bancs shall not be required to cause Gillespie to continue to be covered by and to participate in such affected Plan or Plans, but in lieu thereof, Key Bancs shall, within 45 days after the end of the
         Section 6.3 Benefit Period, pay to Gillespie a lump-sum amount, with respect to each such Plan in which Gillespie's coverage or participation ceased for any time during that period, equal to (x) in the case of a Combined Savings Plan, the aggregate maximum amount of the employer matching contributions which would have been, but were not, credited to Gillespie's account if he had, at all times during the Section 6.3 Benefit Period, continued to be covered by and participate in such Combined Savings Plan to the maximum extent permitted, and (y) in the case of a Combined Retirement Plan, the difference between the actuarial equivalent of the benefit under the Combined Retirement Plan which Gillespie would have received (after the end of the Section 6.3 Benefit Period) if he had, at all times during the Section 6.3 Benefit Period, continued to be covered by and participate in such Combined Retirement Plan and had thereafter elected to receive a straight life annuity at age 65 under that Combined Retirement Plan and the actuarial equivalent of the actual benefit paid or payable to Gillespie (after the end of the Section 6.3 Benefit Period) under the Combined Retirement Plan determined as if Gillespie had elected to receive a straight life annuity at age 65 under that Combined Retirement Plan. For purposes of determining these actuarial equivalents, the discount rate used shall be the lowest "immediate annuity rate" published by the Pension Benefit Guaranty Corporation under PBGC Regulation Section 2619 for plans with valuation dates during the 90-day period ending on the Termination Date and the accrual formulas and actuarial assumptions utilized shall be the most favorable to Gillespie of those in effect with respect to such Combined Retirement Plan during the 90-day period ending on the Termination Date. All determinations and calculations required to be made under sub-clauses (x) and (y) of this Section 6.3 shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Key Bancs and to Gillespie within 30 days after the end of the Section 6.3 Benefit Period. All such determinations and calculations by the Accounting Firm shall be final and binding upon Key Bancs and Gillespie.

                          7. EFFECT OF GOOD REASON (IN GENERAL).  If, at any
time before the expiration of the Scheduled Term, Gillespie has Good Reason to terminate his employment, Gillespie shall have





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
the right, exercisable at any time during the period beginning on the date the event constituting any particular instance of Good Reason first occurs and ending on the earlier of (a) the first anniversary of that date, or (b) the end of the Scheduled Term, to terminate his employment with Key Bancs by giving written notice of such election to Key Bancs. Any such termination by Gillespie during that period shall be treated for all purposes of this Agreement as a termination of Gillespie's employment by Key Bancs without Cause effective as of the date on which Gillespie delivers notice of his election under this Section 7 to Key Bancs.

                          8. EFFECT OF TERMINATION WITHOUT CAUSE BEFORE A
CHANGE OF CONTROL. If, at any time before the expiration of the Scheduled Term and before a Change of Control has occurred, Key Bancs terminates Gillespie's employment without Cause, Key Bancs shall pay and provide the following amounts and benefits to Gillespie:

                          8.1 Key Bancs shall pay to Gillespie semimonthly compensation continuation payments (one such payment to be made on each of the fifteenth and the last day of each calendar month) throughout the remainder of the Scheduled Term and thereafter throughout the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the day after the Termination Date and ending on the first day after the Termination Date that is either the fifteenth or last day of the calendar month in which the Termination Date occurs. The last such semimonthly payment shall be made for the period commencing with the last date immediately preceding the end of the Supplemental Term that is either the first or sixteenth day of the calendar month in which the Supplemental Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (a) one half of one month's base salary of Gillespie (at the highest rate in effect at any time during the two year period ending on the Termination Date), plus (b) one-twenty-fourth (1/24) of Gillespie's Average Annual Incentive Compensation. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Gillespie dies after becoming entitled to payments under this Section
         8.1 but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Gillespie shall so direct to Key Bancs in writing, to his wife or to a trust created by Gillespie. Gillespie's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier





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
         one shall revoke and supersede such earlier direction. The amounts payable to Gillespie, his wife, or any trust created by Gillespie for any month under this Section 8.1 shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Gillespie, his wife, and any trust created by Gillespie) for that month from all Combined Retirement Plans on account of Gillespie.

                          8.2 Key Bancs shall arrange to provide Gillespie, throughout the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Gillespie accepts Full-time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental), long term disability benefits, and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Gillespie was receiving or entitled to receive as an officer of Key Bancs on the Termination Date.

                          8.3 For the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the date of Gillespie's death (the "Section 8.3 Benefit Period"), Key Bancs shall cause Gillespie to continue to be covered by and to participate in all Combined Retirement Plans and Combined Savings Plans that he was entitled to be covered by and participating in as an officer of Key Bancs on the Termination Date, except where such coverage or participation is Impermissible. For these purposes:
         (i) the Section 8.3 Benefit Period shall be included in determining Gillespie's years of service, and (ii) Gillespie's base salary during the Section 8.3 Benefit Period shall be deemed to be the amount he receives under clause (a) of Section 8.1 and that portion of the amount payable under clause (b) of Section 8.1 that is attributable to incentive compensation taken into account for purposes of determining retirement benefits under any of the Combined Retirement Plans and Combined Savings Plans shall be taken into account as if it were such incentive compensation. If, at any time during the Section 8.3 Benefit Period, Key Bancs determines in good faith that continuing Gillespie's coverage by and participation in any of the Combined Retirement Plans or any of the Combined Savings Plans during the
         Section 8.3 Benefit Period is Impermissible, Key Bancs shall not be required to cause Gillespie to continue to be covered by and to participate in such affected Plan or Plans, but in lieu thereof, Key Bancs shall, within 45 days after the end of the Section 8.3 Benefit Period, pay to Gillespie a lump-sum amount, with respect to each such Plan in which Gillespie's coverage or participation ceased for any time during the Section 8.3 Benefit Period, equal to (x) in the case of a Combined Savings Plan, the aggregate maximum amount of the employer matching contributions which would





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
         have been, but were not, credited to Gillespie's account if he had, at all times during the Section 8.3 Benefit Period, continued to be covered by and participate in such Combined Savings Plan to the maximum extent permitted, and (y) in the case of a Combined Retirement Plan, the difference between the actuarial equivalent of the benefit under the Combined Retirement Plan which Gillespie would have received (after the end of the Section 8.3 Benefit Period) if he had, at all times during the Section 8.3 Benefit Period, continued to be covered by and participate in such Combined Retirement Plan and had thereafter elected to receive a straight life annuity at age 65 under that Combined Retirement Plan and the actuarial equivalent of the actual benefit paid or payable to Gillespie (after the end of the Section 8.3 Benefit Period) under the Combined Retirement Plan determined as if Gillespie had elected to receive a straight life annuity at age 65 under that Combined Retirement Plan. For purposes of determining these actuarial equivalents, the discount rate used shall be the lowest "immediate annuity rate" published by the Pension Benefit Guaranty Corporation under PBGC Regulation Section 2619 for plans with valuation dates during the 90-day period ending on the Termination Date and the accrual formulas and actuarial assumptions utilized shall be the most favorable to Gillespie of those in effect with respect to such Combined Retirement Plan during the 90-day period ending on the Termination Date. All determinations and calculations required to be made under sub-clauses (x) and (y) of this Section 8.3 shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Key Bancs and to Gillespie within 30 days after the end of the Section 8.3 Benefit Period. All such determinations and calculations by the Accounting Firm shall be final and binding upon Key Bancs and Gillespie.

                          9. EFFECT OF TERMINATION AFTER A CHANGE OF CONTROL BY
GILLESPIE FOR GOOD REASON OR BY KEY BANCS WITHOUT CAUSE. If, at any time before the expiration of the Scheduled Term and after a Change of Control has occurred, Gillespie terminates his employment for Good Reason or Key Bancs terminates Gillespie's employment without Cause, Key Bancs shall pay and provide the following amounts and benefits to Gillespie:

                          9.1 Key Bancs shall pay to Gillespie semimonthly compensation continuation payments (one such payment to be made on each of the fifteenth and the last day of each calendar month) throughout the remainder of the Scheduled Term and thereafter throughout the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the day after the Termination Date and ending on the first day after the Termination Date that is either the fifteenth or last day of the calendar month in which the Termination Date occurs. The last such semimonthly payment shall be made for the period commencing with the last date immediately preceding the end of the Supplemental Term that





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
         is either the first or sixteenth day of the calendar month in which the Supplemental Term ends and ending on the last day of the Supplemental Term. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of
         (a) one half of one month's base salary of Gillespie (at the highest rate in effect at any time during the two year period ending on the Termination Date), plus (b) one-twenty-fourth (1/24) of Gillespie's Average Annual Incentive Compensation. The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable. If Gillespie dies after becoming entitled to payments under this Section 9.1 but before the end of the Supplemental Term, any payments due after his death shall be made to his estate or, if Gillespie shall so direct to Key Bancs in writing, to his wife or to a trust created by Gillespie. Gillespie's right to direct payment of such payments following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction. The amounts payable to Gillespie, his wife, or any trust created by Gillespie for any month under this Section 9.1 shall be reduced, but not below zero, by the full amount of the payments, if any, received by any person (including, without limitation, Gillespie, his wife, and any trust created by Gillespie) for that month from all Combined Retirement Plans on account of Gillespie.

                          9.2 Key Bancs shall arrange to provide Gillespie, throughout the period beginning on the Termination Date and ending on the earlier of (a) the last day of the Supplemental Term, or (b) the first date on which Gillespie accepts Full-time Employment with an Unaffiliated Employer, with medical benefits (including, if applicable, dental), long term disability benefits, and group term life insurance benefits, in all cases at substantially the same level of coverage, and subject to the same (by dollar amount) employee contribution requirement (if any), as those which Gillespie was receiving or entitled to receive as an officer of Key Bancs on the Termination Date.

                          9.3 For the period beginning on the Termination Date and ending on earlier of (a) the last day of the Supplemental Term, or
         (b) the date of Gillespie's death (the "Section 9.3 Benefit Period"), Key Bancs shall cause Gillespie to continue to be covered by and to participate in all Combined Retirement Plans and Combined Savings Plans that he was entitled to be covered by and participating in as an officer of Key Bancs on the Termination Date, except where such coverage or participation is Impermissible. For





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
         these purposes: (i) the entire Section 9.3 Benefit Period shall be included in determining Gillespie's years of service; and (ii) Gillespie's base salary during the Section 9.3 Benefit Period shall be deemed to be the amount he is deemed to receive under clause (a)
         Section 9.1 and that portion of the amount deemed payable under clause
         (b) of Section 9.1 that is attributable to incentive compensation taken into account for purposes of determining retirement benefits under any of the Combined Retirement Plans and Combined Savings Plans shall be taken into account as if it were such incentive compensation. If, at any time during the Section 9.3 Benefit Period, Key Bancs determines in good faith that continuing Gillespie's coverage by and participation in any of the Combined Retirement Plans or any of the Combined Savings Plans during the Section 9.3 Benefit Period is Impermissible, Key Bancs shall not be required to cause Gillespie to continue to be covered by and to participate in such affected Plan or Plans, but in lieu thereof, Key Bancs shall, within 45 days after the end of the Section 9.3 Benefit Period, pay to Gillespie a lump-sum amount, with respect to each such Plan in which Gillespie's coverage or participation ceased for any time during the Section 9.3 Benefit Period equal to (x) in the case of a Combined Savings Plan, the aggregate maximum amount of the employer matching contributions which would have been, but were not, credited to Gillespie's account if he had, at all times during the Section 9.3 Benefit Period, continued to be covered by and participate in such Combined Savings Plan to the maximum extent permitted, and (y) in the case of a Combined Retirement Plan, the difference between the actuarial equivalent of the benefit under the Combined Retirement Plan which Gillespie would have received (after the end of the Section 9.3 Benefit Period) if he had, at all times during the Section 9.3 Benefit Period, continued to be covered by and participate in such Combined Retirement Plan and had thereafter elected to receive a straight life annuity at age 65 under that Combined Retirement Plan and the actuarial equivalent of the actual benefit paid or payable to Gillespie (after the end of the Section 9.3 Benefit Period) under the Combined Retirement Plan determined as if Gillespie had elected to receive a straight life annuity at age 65 under that Combined Retirement Plan. For purposes of determining these actuarial equivalents, the discount rate used shall be the lowest "immediate annuity rate" published by the Pension Benefit Guaranty Corporation under PBGC Regulation Section 2619 for plans with valuation dates during the 90-day period ending on the Termination Date and the accrual formulas and actuarial assumptions utilized shall be the most favorable to Gillespie of those in effect with respect to such Combined Retirement Plan during the 90-day period ending on the Termination Date. All determinations and calculations required to be made under sub-clauses (x) and (y) of this Section 9.3 shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Key Bancs and to Gillespie within 30





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
         days after the end of the Section 9.3 Benefit Period. All such determinations and calculations by the Accounting Firm shall be final and binding upon Key Bancs and Gillespie.

                          10.  EFFECT OF DEATH WHILE IN EMPLOY OF KEY BANCS.
If Gillespie dies while employed by Key Bancs, (a) Key Bancs shall pay to Gillespie's estate any unpaid base salary due or to become due to Gillespie with respect to any period ending before his death, (b) if Gillespie is survived by his wife, Key Bancs shall pay the monthly survivor pension benefit provided for in Section 15, (c) Key Bancs shall have no further obligations to Gillespie for base salary for any period after Gillespie's death, and (d) Key Bancs shall pay such incentive compensation as is provided for under the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan to Gillespie's estate or as otherwise provided for under such plans.

                          11.  EFFECT OF DISABILITY WHILE IN EMPLOY OF KEY
BANCS. If, while Gillespie is employed by Key Bancs, he becomes disabled, by reason of physical or mental impairment, to such an extent that he is unable to perform his duties under this Agreement:

                          11.1 Key Bancs may relieve Gillespie of his duties under this Agreement for as long as Gillespie is so disabled.

                          11.2 Key Bancs shall pay to Gillespie all base salary and incentive compensation to which he would have been entitled under this Agreement and under the Combined Management Incentive Compensation Plan and the Combined Long Term Incentive Compensation Plan had he continued to be actively employed by Key Bancs to the earliest of (a) the first date on which he is no longer so disabled to such an extent that he is unable to perform his duties under this Agreement, (b) the date on which he becomes eligible for payment of long term disability benefits under the Combined Long Term Disability Benefit Plan, (c) the date of his death, or (d) the last day of the Supplemental Term.

                          11.3 If and when Gillespie becomes eligible for payment of long term disability benefits under the Combined Long Term Disability Benefit Plan, Key Bancs shall pay to Gillespie semimonthly compensation continuation payments (one such payment to be made on each of the fifteenth and the last day of each calendar month) throughout the period (the "Section 11.3 Benefit Period) beginning with the date on which Gillespie becomes so eligible and ending on the earliest of (a) the first date on which he is no longer so disabled to such an extent that he is unable to perform his duties under this Agreement, (b) the date of his death, or (c) the last day of the Supplemental Term. The first such semimonthly payment shall be made for the period commencing on the first day of the Section 11.3 Benefit Period and ending on the first day after that date that is either the





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
         fifteenth or last day of the calendar month in which the Section 11.3 Benefit Period begins. The last such semimonthly payment shall be made for the period commencing with the last date within the Section
         11.3 Benefit Period that is either the first or sixteenth day of the calendar month in which the Section 11.3 Benefit Period ends and ending on the last day of the Section 11.3 Benefit Period. The amount of each such semimonthly payment (other than the first and the last such payment) shall be equal to the sum of (i) one half of one month's base salary of Gillespie (at the highest rate in effect at any time during the two year period ending on the last day before the date of the payment on which Gillespie performed services for Key Bancs), plus
         (ii) one-twenty-fourth (1/24) of Gillespie's Average Annual Incentive Compensation (determined as though the last day before the date of the payment on which Gillespie performed services for Key Bancs was the Termination Date). The amount of each of the first and last such semimonthly payments shall be equal to the amount specified in the immediately preceding sentence multiplied by a fraction, the numerator of which is the number of days in the period for which that payment is payable and the denominator of which is the number of days in the semimonthly period at the end of which that payment is payable.

                          11.4 The amounts payable to Gillespie for any month under this Section 11 shall be reduced, but not below zero, by the full amount of the payments, if any, received by Gillespie for that month (a) from all Combined Retirement Plans, (b) from the Combined Long-Term Disability Plan, and (c) from any other disability plan the entire cost of which is borne by Key Bancs.

                          11.5 For purposes of entitlement to a death benefit under Section 10 or Section 15 of this Agreement, (a) Gillespie will be treated as being employed by Key Bancs throughout any portion of the Scheduled Term during which he is entitled to receive payments from Key Bancs under either of Sections 11.2 or 11.3 and (b) Gillespie will not be treated as being employed by Key Bancs at any time during the Supplemental Term.

                          11.6 For purposes of all retirement, savings, stock option, disability, and other employee benefit and welfare plans or arrangements allowed or provided by Key Bancs to officers, Gillespie shall be treated in the same manner that Key Bancs treats other officers who become disabled.

                          11.7 Except as provided in this Section 11, Key Bancs shall have no further obligations to Gillespie for base salary or incentive compensation for any period during which Gillespie is so disabled to such an extent that he is unable to perform his duties under this Agreement.





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
                          12.  NO SET-OFF OR MITIGATION.  The compensation and
benefits to be paid and provided by Key Bancs to Gillespie under this Agreement are not to be subject to any set-off against any claim by Key Bancs against Gillespie. Gillespie will not be required to mitigate any amounts payable by Key Bancs to Gillespie under any of the terms of this Agreement and, except to the limited extent provided herein with respect to welfare benefit plans, no payment or benefit to Gillespie from any other source will reduce the obligation of Key Bancs to make payment to and provide benefits to Gillespie after termination of his employment as provided in this Agreement.

                          13.  PAYMENTS ARE IN LIEU OF SEVERANCE PAYMENTS.  If
Gillespie becomes entitled to receive any payments under this Agreement as a result of termination of his employment, those payments shall be in lieu of any and all other claims or rights that Gillespie may have for severance, separation, and/or salary continuation pay upon that termination of his employment.

                          14.  LIMITATIONS ON COMPETITION.

                          14.1 Gillespie shall not engage in any Competitive Activity during the period of his employment with Key Bancs.

                          14.2 Gillespie shall not engage in any Competitive Activity during any period after the Termination Date during which he is receiving semimonthly compensation continuation payments under any of Sections 6.1, 8.1, or 9.1. If Gillespie continues to violate the restriction set forth in this Section 14.2 after the Board of Directors has advised him in writing to cease those activities and that violation is material, Key Bancs shall thereupon be relieved of all further obligations to make payments and provide benefits to Gillespie under any of the provisions contained in any of Sections 6 through 9. Gillespie shall not be required to repay to Key Bancs any payment received by him before he began to engage in any such Competitive Activity. If a Financial Services Company has business operations or activities in multiple states some of which are Restricted States and some of which are not Restricted States, Key Bancs will not unreasonably withhold its consent after the Termination Date to Gillespie serving as an officer, employee, or consultant of such Financial Services Company if (a) Gillespie's duties and responsibilities for such Financial Services Company are restricted to a specific geographic region which does not include a Restricted State, and (b) none of Gillespie's services or activities is performed in or related to a Restricted State.

                          15.  DEATH BENEFIT FOR SURVIVING WIFE.  If Gillespie
dies while employed by Key Bancs leaving his wife surviving him, Key Bancs shall pay to Gillespie's wife or, if Gillespie shall so direct to Key Bancs in writing, to a trust in which his wife is one of the beneficiaries or to his estate, a





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
monthly survivor pension equal to the excess, if any, of (a) one-third of the monthly amount Gillespie or his wife or his estate would receive under Section
8.1 if Gillespie had been terminated without Cause by Key Bancs on the day before the date of his death (i.e., an amount equal to one-third of the sum of two semimonthly payments calculated as provided in the fourth sentence of
Section 8.1), over (b) the aggregate monthly survivor benefits, if any, under all Combined Retirement Plans received by Gillespie's wife. In the event Gillespie and his wife die in a common accident or in the event Gillespie and his wife die within six months of each other's death as a result of injuries sustained in a common accident, Gillespie's wife, for purposes of the preceding sentence and for purposes of Section 10, shall be deemed to have survived him, regardless of the actual order of their respective deaths. The monthly survivor payments shall be paid at the rate of one per month commencing with the month following the month in which Gillespie's death occurs and continuing through the later of (i) the month in which Gillespie's wife dies, or (ii) the 180th month following the month in which Gillespie's death occurs. If Gillespie's wife dies before 180 monthly payments have been made, Key Bancs shall pay the remaining payments to the estate of Gillespie's wife or in accordance with Gillespie's written direction, if any, as above provided. Gillespie's right to direct payment of such monthly survivor pension following his death may be exercised by him at any time and from time to time during his life, and any such direction made subsequent to an earlier one shall revoke and supersede such earlier direction.

                          16.  STOCK OPTIONS.  If a Change of Control occurs
during the period of Gillespie's employment under this Agreement and an election by Gillespie under this Section 16 would not conflict with the treatment for accounting purposes of any transaction entered into in connection with the Change of Control as a pooling of interests, Gillespie thereafter may from time to time elect to surrender to Key Bancs his rights in any or all outstanding stock options (whether or not then exercisable) to purchase Common Shares of Key Bancs then held by him that have been outstanding, at the time of Gillespie's election to surrender the same under this Section 16, for at least six months. Upon any such surrender, Key Bancs shall pay to Gillespie an amount equal to the excess of (a) the aggregate fair market value of all of the Common Shares subject to the stock options so surrendered over (b) the aggregate option price of all such Common Shares under those stock options.
For purposes of this Section 16, "fair market value" shall mean the higher of
(i) the highest price paid per share for Common Shares of Key Bancs in connection with the Change of Control, or (ii) the mean between the high and low sales prices for Common Shares of Key Bancs (as reported in THE WALL STREET JOURNAL) on the date of Gillespie's election to surrender his rights in all outstanding stock options.





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                          17.  ADDITIONAL RETIREMENT BENEFITS.

                          17.1 If Gillespie's employment with Key Bancs terminates before March 26, 2009 (his 65th birthday) for any reason other than (a) a Voluntary Resignation that is effective before the end of the Scheduled Term, or (b) Cause and Gillespie (or any person claiming through Gillespie) receives retirement benefits under one or more of the Combined Retirement Plans at any time after March 26, 1999 (Gillespie's 55th birthday), Key Bancs shall pay to Gillespie, to his contingent annuitant, to his term-certain beneficiary, and/or to his other beneficiary under each such plan, on each date after March 26, 1999 on which a payment is payable under any such plan, a supplemental retirement benefit equal to the excess, if any, of (x) the amount that would be payable on that date under that plan if, at his Termination Date, Gillespie had attained age 65 (so that there would be no reduction in the amount of the benefit due to commencement of payment before age 65) and had completed 40 and 3/4 years of service with Key Bancs (so that he would be treated as having the same number of years of service as if he had continued in the employ of Key Bancs through his 65th birthday), over (y) the amount actually payable on that date under that plan. Any amount paid pursuant to this Section 17.1 shall be treated, for purposes of this Agreement, as paid from a Combined Retirement Plan.

                          17.2 If Gillespie's employment with Key Bancs is terminated by a Voluntary Resignation that is effective before the end of the Scheduled Term and Gillespie elects to begin receiving retirement benefits under one or more of the Combined Retirement Plans after his 60th birthday but before his 65th birthday, Key Bancs shall pay to Gillespie, to his contingent annuitant, to his term- certain beneficiary, and/ or to his other beneficiary under each such plan, on the date any payment is payable under such plan, a supplemental retirement benefit equal to the amount by which that payment is reduced because Gillespie began to receive benefits under that plan before his 65th birthday. Any amount paid pursuant to this Section
         17.2 shall be treated, for purposes of this Agreement, as paid from a Combined Retirement Plan.

                          17.3 Upon termination of his employment with Key Bancs for any reason whatsoever at any time after the Effective Time, Gillespie will be treated as having satisfied all of the requirements for eligibility for a supplemental retirement benefit under the Society Corporation Supplemental Retirement Plan (as from time to time amended, restated, or otherwise modified, including any plan hereafter succeeding, replacing, or being substituted for such plan).

                          18.  INDEMNIFICATION.  Key Bancs shall indemnify
Gillespie, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended,





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if Gillespie is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Gillespie is or was a director, officer, or employee of Key Bancs or any Subsidiary, or is or was serving at the request of Key Bancs or any Subsidiary as a director, trustee, officer, or employee of a bank, corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided by this
Section 18 shall not be deemed exclusive of any other rights to which Gillespie may be entitled under the articles of incorporation or the regulations of Key Bancs or of any Subsidiary, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in Gillespie's official capacity and as to action in another capacity while holding such office, and shall continue as to Gillespie after Gillespie has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of Gillespie.

                          19.  REIMBURSEMENT OF CERTAIN EXPENSES.

                          19.1 Key Bancs shall pay, as incurred, all expenses, including the reasonable fees of counsel engaged by Gillespie, of defending any action brought to have this Agreement declared invalid or unenforceable.

                          19.2 Key Bancs shall pay, as incurred, all expenses, including the reasonable fees of counsel engaged by Gillespie, of prosecuting any action to compel Key Bancs to comply with the terms of this Agreement upon receipt from Gillespie of an undertaking to repay Key Bancs for such expenses if, and only if, it is ultimately determined by a court of competent jurisdiction that Gillespie had no reasonable grounds for bringing that action (which determination need not be made simply because Gillespie fails to succeed in the action).

                          19.3 Expenses (including attorney's fees) incurred by Gillespie in defending any action, suit, or proceeding commenced or threatened against Gillespie for any action or failure to act as an employee, officer, or director of Key Bancs or any Subsidiary shall be paid by Key Bancs, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of Gillespie in which he agrees to reasonably cooperate with Key Bancs or the Subsidiary, as the case may be, concerning the action, suit, or proceeding, and (a) if the action, suit, or proceeding is commenced or threatened against Gillespie for any action or failure to act as a director, to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Key Bancs or a Subsidiary or (b) if the action, suit, or proceeding is commenced or threatened against





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         Gillespie for any action or failure to act as an officer or employee, to repay the amount if it is ultimately determined that he is not entitled to be indemnified. The obligation of Key Bancs to advance expenses provided for in this Section 19.3 shall not be deemed exclusive of any other rights to which Gillespie may be entitled under the articles of incorporation or the regulations of Key Bancs or of any Subsidiary, or any agreement, vote of shareholders or disinterested directors, or otherwise.

                          20.  TERMINATION FOR CAUSE.  In the event Gillespie's
employment is terminated for Cause, Key Bancs may, by giving written notice to Gillespie, terminate this Agreement and all its obligations remaining to be performed or observed by it under this Agreement.

                          21.  EXCESS PARACHUTE PAYMENT REDUCTION.  Anything in
this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by Key Bancs or any of its Subsidiaries to or for the benefit of Gillespie (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by Key Bancs for Federal income tax purposes because of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder, then the aggregate present value of amounts payable or distributable to or for the benefit of Gillespie pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by Key Bancs because of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder. For purposes of this Section 21, present value shall be determined in accordance with Section 280G(d)(4) of the Internal Revenue Code and applicable regulations promulgated thereunder. All determinations required to be made under this Section 21 shall be made by the Accounting Firm which shall provide detailed supporting calculations both to Key Bancs and Gillespie within 30 days after the Termination Date or such earlier time as is requested by Key Bancs. Key Bancs and Gillespie shall cooperate with each other and the Accounting Firm and will provide necessary information so that the Accounting Firm may make all such determinations. All such determinations by the Accounting Firm shall be final and binding upon Key Bancs and Gillespie. Gillespie shall determine which of the Agreement Payments (or, at the election of Gillespie, other payments) shall be eliminated or reduced consistent with the requirements of this Section 21, provided that, if Gillespie does not make such determination within 20 days of the receipt of the calculations made by the Accounting Firm, Key Bancs shall elect which of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 21 and shall notify Gillespie promptly of such election. As a result of the uncertainty in the





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application of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will be made by Key Bancs which should not have been made ("Overpayment") or that additional Agreement Payments will not be made by Key Bancs which could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm or a court of competent jurisdiction (in a final judgment as to which the time for appeal has lapsed or no appeal is available) determines at any time that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Gillespie which Gillespie shall repay to Key Bancs together with interest at the applicable short-term Federal rate provided for in Section 1274(d)(1) of the Internal Revenue Code, compounded semi-annually; provided, however, that no amount shall be payable by Gillespie to Key Bancs (or if paid by Gillespie to Key Bancs, such payment shall be returned to Gillespie) if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Internal Revenue Code. In the event that the Accounting Firm or a court of competent jurisdiction (in a final judgment as to which the time for appeal has lapsed or no appeal is available) determines at any time that an Underpayment has occurred, any such Underpayment shall be promptly paid by Key Bancs to or for the benefit of Gillespie together with interest at the applicable short-term Federal rate provided for in Section 1274(d)(1) of the Internal Revenue Code, compounded semi-annually.

                          22.  DEFERRAL OF PAYMENT OF COMPENSATION UNDER
CERTAIN CIRCUMSTANCES.

                          22.1 SECTION 162(m). For purposes of this Section 22, the term "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code (which, as amended by the Revenue Reconciliation Act of 1993, prescribes rules disallowing deductions for certain "applicable employee remuneration" to any of five specified "covered employees" of a publicly held corporation in excess of $1,000,000 per year), as from time to time amended, and the corresponding provisions of any similar law subsequently enacted, and to all regulations issued under that section and any such provisions.

                          22.2 DEFERRAL. Except as otherwise provided in either of Section 22.3 or Section 22.4, below, if Key Bancs determines that, after giving effect to all applicable elective deferrals of compensation, any amount of compensation (including any base salary and any incentive compensation payable under any incentive compensation plan in which Gillespie is a participant) otherwise payable to Gillespie under this Agreement at any particular time (the "Scheduled Time"),





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                          (a) would not be deductible by Key Bancs if paid at
                 the Scheduled Time by reason of the disallowance rules of
                 Section 162(m), and

                          (b) would be deductible by Key Bancs if deferred until and paid during a later year,

         that amount of compensation shall be deferred until, and paid during, the year that is determined by Key Bancs to be the first year following the year of deferral during which the compensation can be paid without disallowance of the deduction for payment of the compensation by reason of Section 162(m). If Key Bancs determines that in any year following the year of deferral a portion of, but not all of, the amounts deferred (together with interest thereon as provided in Section 22.5, below) can be paid without disallowance of the deduction, that portion that can be so paid shall be paid by Key Bancs during that year and the remainder, except as otherwise provided in Section 22.3 or Section 22.4, below, shall continue to be deferred until a later year.

                          22.3 EARLY PAYOUT OF DEFERRED AMOUNT IF DEFERRAL IS DETERMINED TO BE INEFFECTIVE. If any amount of compensation is deferred under Section 22.2 with the expectation that it will be deductible by Key Bancs if paid in a later year and Key Bancs later determines that the compensation will not be deductible by Key Bancs even if payment thereof is deferred until a later year, then, within three months of the date on which that determination is made, the deferral with respect to that compensation shall terminate and Key Bancs shall pay that compensation to Gillespie.

                          22.4 PAYOUT FOLLOWING TERMINATION OF EMPLOYMENT IN ALL EVENTS. On January 15 of the year immediately following the year in which Gillespie ceases to be employed by Key Bancs, Key Bancs shall pay to Gillespie, in a single lump sum, all amounts of compensation that have been deferred pursuant to this Section 22 and have not previously been paid out so that, as of the close of business on that date, no amount of compensation will remain deferred under this
         Section 22 whether or not Key Bancs is entitled to a deduction with respect to the payment of that compensation.

                          22.5 INTEREST ON DEFERRED AMOUNTS. Upon payment of any amounts of compensation deferred for any period of time pursuant to this Section 22, Key Bancs shall pay to Gillespie an additional amount equivalent to the interest that would have accrued on that deferred compensation if interest accrued thereon from the date on which that compensation would have been paid but for this Section 22 through the date on which that compensation is paid at a variable rate equal, in each calendar quarter, to the highest annual rate paid by Society National Bank on new IRA certificates of deposit issued in Cuyahoga County, Ohio on





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         the first business day of that calendar quarter, compounded quarterly.

                          22.6 MISCELLANEOUS. Gillespie's rights with respect to payment during his lifetime of any compensation deferred under this
         Section 22 shall not be subject to assignment. If Gillespie dies before all compensation deferred under this Section 22 has been paid to him, any such unpaid compensation shall be paid, at the same time it would have been paid if Gillespie had not died but had merely ceased to be an employee of Key Bancs on the date of his death (or, if earlier, on the last date he actually was an employee of Key Bancs), to his estate or, if Gillespie shall so direct to Key Bancs in writing, to his wife or to a trust created by Gillespie. The obligation of Key Bancs to make payments of compensation deferred pursuant to this Section 22 constitutes the unsecured promise of Key Bancs to make payments from its general assets as and when due and neither Gillespie nor any person claiming through him shall have, as a result of this Section 22, any lien or claim on any assets of Key Bancs that is superior to the claims of the general creditors of Key Bancs.

                          23.  MERGER OR TRANSFER OF ASSETS OF KEY BANCS.  Key
Bancs will not consolidate with or merge into any other corporation, or transfer all or substantially all of its assets to another corporation, unless such other corporation shall assume this Agreement in a signed writing and deliver a copy thereof to Gillespie. Upon such assumption the successor corporation shall become obligated to perform the obligations of Key Bancs under this Agreement, and the term "Key Bancs" as used in this Agreement shall be deemed to refer to such successor corporation.

                          24.  NOTICES.  Notices and all other communications
provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person (to the Secretary of Key Bancs in the case of notices to Key Bancs and to Gillespie in the case of notices to Gillespie) or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                          If to Key Bancs:

                          Key Bancs Corporation
                          127 Public Square
                          Cleveland, Ohio  44114-1306
                          Attention:  Secretary

                          If to Gillespie:

                          Mr. Robert W. Gillespie
                          1800 Berkshire Road
                          Gates Mills, Ohio 44040





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or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                          25.  VALIDITY.  The invalidity or unenforceability of
any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

                          26.  MISCELLANEOUS.  No provision of this Agreement
may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Gillespie and Key Bancs. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

                          27.  PRIOR AGREEMENT.  This Agreement amends,
restates, and extends the employment agreement between Gillespie and Society Corporation made December 5, 1990, and shall become effective at the Effective Time. At such time, the provisions of this Agreement shall supersede the provisions of the December 5, 1990 agreement and that agreement and all prior agreements on the same subject matter shall be of no further force or effect.

                                             SOCIETY CORPORATION


                                             By_________________________________
                                                 Roger Noall, Vice Chairman and
                                                  Chief Administrative Officer



                                               ________________________________
                                                       ROBERT W. GILLESPIE





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